Exhibit 99.1

September 3, 2014

STEVEN R. MACKEY TO RETIRE MARCH 4, 2015;

CARA M. HAIR TO BE NAMED VICE PRESIDENT AND GENERAL COUNSEL

Helmerich & Payne, Inc. (NYSE: HP) announced today that, effective upon the conclusion of the Annual Meeting of the Stockholders on March 4, 2015, Executive Vice President, General Counsel and Chief Administrative Officer, Steven R. Mackey, will retire as part of a planned succession after 29 years of service with the Company.  Mr. Mackey began his career with H&P in 1986 as Associate General Counsel.  In 1988, he was elected Vice President and General Counsel, and was promoted to Executive Vice President in 2008 and Chief Administrative Officer in 2010.

Effective upon the conclusion of the 2015 Annual Meeting of the Stockholders, Cara M. Hair will be promoted to Vice President and General Counsel.  After several years in private practice, Ms. Hair began her H&P career in 2006 as a corporate attorney.  She has since served as Senior Attorney and currently serves as Deputy General Counsel.  Ms. Hair is a graduate of Oklahoma State University and the University of Oklahoma College of Law.

Chairman Hans Helmerich commented on the upcoming retirement of Mr. Mackey: “Steve’s nearly 30 years of service has been both broad and influential. The Company has benefitted from the strength and depth of his business and legal judgment and has been well served by his integrity and leadership. The Board joins me in an expression of heartfelt appreciation for his many contributions.”

Mr. John W. Lindsay, President and Chief Executive Officer, commented: “Cara is well prepared to step into this important role and will bring significant value to the Company in her new position.”

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of September 3, 2014, the Company’s existing fleet included 370 land rigs and nine offshore platform rigs.  In addition, the Company is scheduled to complete another 35 new H&P-designed and operated FlexRigs®* during fiscal 2014 and 2015.  Upon completion of these commitments, the Company’s global land fleet will include a total of 375 FlexRigs.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Risks and uncertainties include, but are not limited to, fluctuations in natural gas and crude oil prices, the loss of one or a number of our largest customers, early termination of drilling contracts and failure to realize backlog drilling revenue, forfeiture of early termination payments under fixed term contracts due to sustained unacceptable performance, unsuccessful collection of receivables, inability to procure key rig components, failure to timely deliver rigs within applicable grace periods, disruption to or cessation of the business of our limited source vendors or fabricators, currency exchange losses, expropriation of assets and other international uncertainties, loss of well control, pollution of offshore waters and reservoir damage, operational risks that are not fully insured against or covered by adequate contractual indemnities, passage of laws or regulations including those limiting hydraulic fracturing, litigation and governmental investigations, failure to comply with the terms of our plea agreement with the United States Department of Justice, failure to comply with the United States Foreign Corrupt Practices Act, foreign anti-bribery laws and other governmental laws and regulations, a sluggish global economy, changes in general economic and political conditions, adverse weather conditions including hurricanes, rapid or unexpected changes in drilling or other technologies and uncertain business conditions that affect our businesses.  For additional information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  Except as may be required by law, the Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5190